Exhibit 99.1

Verrica Pharmaceuticals Reports Third Quarter 2019 Financial Results

-Submitted New Drug Application to U.S. Food and Drug Administration for VP-102 for the treatment of molluscum contagiosum

-Presented three abstracts at the Fall Clinical Dermatology Conference, including two analyses of pooled results of the Phase 3 CAMP studies in molluscum, and the Phase 2 COVE-1 study in common warts

-Strengthened leadership and commercialization teams with three strategic hires

WEST CHESTER, Pa., Nov. 6, 2019 (GLOBE NEWSWIRE) — Verrica Pharmaceuticals Inc. (“Verrica”) (Nasdaq: VRCA), a medical dermatology company committed to the development and commercialization of novel treatments that provide meaningful benefit for people living with skin diseases, today announced financial results for the third quarter ended September 30, 2019.

“Verrica made several important strides this quarter to advance our lead product candidate, VP-102, for the treatment of molluscum contagiosum and common warts,” said Ted White, President and Chief Executive Officer of Verrica. “The highlight was the submission of the New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for VP-102 for the treatment of molluscum, a highly contagious viral skin infection. If approved, VP-102 could potentially become the standard of care for this disease. We look forward to a possible acceptance of the NDA this quarter, and taking another step towards our goal of providing a safe and effective therapy to address a demonstrated unmet medical need.”

Business Highlights and Recent Developments

•

Submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration for VP-102 (cantharidin 0.7% Topical Solution), a proprietary topical therapy for the treatment of molluscum contagiosum, which affects an estimated six million people – primarily children – in the United States, and has no FDA-approved treatments available.

•

Advanced the research and development of VP-102 for the treatment of molluscum and common warts, with the presentation of positive results from three abstracts at the Fall Clinical Dermatology Conference, including pooled data from the Phase 3 CAMP studies in molluscum, and results of the Phase 2 COVE-1 study in common warts. VP-102 achieved statistically significant reductions in molluscum lesions and complete clearance of lesions in the CAMP studies, achieved complete clearance of common warts in 51.4% of subjects at the primary endpoint of Day 84 and 40% of subjects at Day 147 in Cohort 2 of the COVE-1 study, and was well-tolerated with a low rate of adverse events across all studies.

•

Continued to advance Company leadership and commercialization capabilities with three key appointments: A. Brian Davis was named Chief Financial Officer; Eugene Scavola joined the Company as Executive Vice President, Technical Operations; and Christopher Rofidal, was appointed Vice President, Market Access.

Financial Results

•	Verrica reported a net loss of $6.1 million for the third quarter of 2019, compared to a net loss of $5.9 million for the same period in 2018.

•

Research and development expenses were $3.0 million in the third quarter of 2019, compared to $3.5 million for the same period in 2018. The decrease was primarily attributable to a decrease in costs associated with the clinical development of VP-102 for the treatment of molluscum, partially offset by an increase in costs associated with the clinical development of VP-102 for the treatment of external genital warts and costs associated with manufacturing scale-up activities.

•

General and administrative expenses were $3.5 million in the third quarter of 2019, compared to $2.9 million for the same period in 2018. The increase was primarily a result of expenses related to increased headcount, an increase in insurance, professional fees and other operating costs, and an increase in expenses related to pre-commercial activities for VP-102.

•	As of September 30, 2019, Verrica had aggregate cash, cash equivalents, and marketable securities of $71.1 million.

About Verrica Pharmaceuticals Inc.

Verrica is a medical dermatology company committed to the development and commercialization of novel treatments that provide meaningful benefit for people living with skin diseases. The Company’s late-stage product candidate, VP-102, is a potential first-in-class topical therapy for the treatment of molluscum contagiosum and common warts. Molluscum is a highly contagious viral skin infection affecting approximately six million people, primarily children, in the United States, and common warts are contagious skin growths affecting 22 million people. There are currently no FDA-approved treatments for molluscum or common warts. Following positive topline results from two pivotal Phase 3 trials, the Company submitted an NDA in September 2019 for VP-102 for the treatment of molluscum. Verrica is planning to meet with the FDA to determine next steps on the development of VP-102 for common warts following positive Phase 2 results. VP-102 is also currently in a Phase 2 trial for the treatment of external genital warts. A second product candidate, VP-103, is in pre-clinical development for plantar warts. For more information, visit www.verrica.com.

Forward-Looking Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the potential benefits of VP-102 for the treatment of molluscum and the clinical development of VP-102 for additional indications, including common warts, external genital warts and plantar warts. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control, and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 7, 2019, and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Operating expenses:
Research and development	$3,049	$3,467	$11,464	$7,909
General and administrative	3,494	2,865	10,626	5,781

Total operating expenses	6,543	6,332	22,090	13,690

Loss from operations	(6,543)	(6,332)	(22,090)	(13,690)
Other income	453	426	1,520	620

Net loss	$(6,090)	$(5,906)	$(20,570)	$(13,070)

Net loss per share, basic and diluted	$(0.24)	$(0.24)	$(0.83)	$(1.16)

Weighted average common shares outstanding, basic and diluted	24,893,036	24,847,512	24,875,589	11,230,401

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(unaudited, in thousands)

	September 30, 2019	December 31, 2018
Cash, cash equivalents and marketable securities	$71,078	$89,809
Total assets	76,074	91,906
Total liabilities	4,421	2,477
Total stockholders’ equity	71,653	89,429

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

A. Brian Davis

Chief Financial Officer

484.453.3300 ext. 103

info@verrica.com

Chiara Russo

Solebury Trout

617.221.9197

crusso@soleburytrout.com

Media:

Joshua R. Mansbach

Solebury Trout

646-378-2964

jmansbach@troutgroup.com

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